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                                                                    Exhibit 23.2


The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to various changes in accounting principles as discussed in the notes to the consolidated financial statements.

                                                     /s/ KPMG Peat Marwick LLP

New York, New York
December 16, 1997